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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

Parent
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Northbay Financial Corporation


                                                 State or
                                               Jurisdiction   Percentage
Subsidiaries (1)                             of Incorporation  Ownership
- ----------------                             ---------------- ----------

Northbay Savings Bank, F.S.B.                  United States      100%


Subsidiaries of Northbay Savings Bank:

     Sonoma Service Company                     California        100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.